23.1


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                         CONSENT OF INDEPENDENT AUDITORS



            We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of BOK Financial Corporation for the registration of 900,000 shares of its common stock pursuant to the BOKF 1997 Stock Option Plan and to the incorporation by reference therein of our report dated January 27, 1997, with respect to the consolidated financial statements of BOK Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                      /s/ ERNST & YOUNG LLP




Tulsa, Oklahoma
July 28, 1997